Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Luminar Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.0001 par value per share	Other	40,991,566(2)	$1.49(3)	$61,077,433.34	0.0001476	$9,015.03
Total Offering Amounts					$61,077,433.34		$9,015.03
Total Fee Offsets							—
Net Fee Due							$9,015.03
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Class A common stock, $0.0001 par value per share (the “Common Stock”), of Luminar Technologies, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock
(2)Represents a total of 40,991,566 shares of Common Stock comprising of (a) 20,991,566 shares of Common Stock that were automatically added to the shares reserved for issuance under the Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) on January 1, 2024 pursuant to a provision contained in the 2020 Plan. The 2020 Plan provides for an annual automatic increase to the shares reserved for issuance, continuing through January 1, 2030, in an amount equal to the lesser of (i) 5% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, (ii) 40,000,000 shares, or (iii) such number of shares determined by the Board; and (b) an increase of 20,000,000 shares of Class A common stock to the employee share pool for potential issuance as part of the Registrant’s ordinary course of business, as approved at the 2024 Annual Meeting of Stockholders on June 5, 2024.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of $1.49, the average of the high and low prices of a share of Common Stock as reported on The Nasdaq Stock Market LLC on June 6, 2024.